Exhibit 99.1

RMG Networks Regains Compliance with Nasdaq Listing Requirements

DALLAS, TX – April 7, 2016 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks™, a leading provider of technology-driven visual communications solutions, today announced it received a letter from the NASDAQ Listing Qualifications Staff on April 5, 2016, notifying the Company that it regained compliance with NASDAQ's minimum bid price requirements for continued listing.

Robert Michelson, chief executive officer and president of RMG Networks, commented, "We value our NASDAQ listing, which is important in maintaining liquidity in the trading of our common shares, and are pleased that we have been able to regain compliance with NASDAQ's minimum bid price rule.”

© 2016 RMG Networks Holding Corporation. RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG Networks

RMG Networks (NASDAQ: RMGN) is a worldwide leader in intelligent visual communications that help businesses increase productivity, efficiency and engagement through digital messaging. By combining best-in-class software, hardware, business applications and services, RMG Networks offers a single point of accountability for integrated data visualization and real-time performance management. The company, who values 70% of the Fortune 100 as clients, is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters set forth in this release are "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our ability to maintain our listing on the Nasdaq Capital Market. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-Looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

Contact:
For RMG Networks Holding Corporation

Investor
Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

or

Media
Julie Rasco
800-827-9666
Julie.Rasco@rmgnetworks.com

Source: RMG Networks